                           SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. _)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        RICHMOND COUNTY FINANCIAL CORP.
                -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

     --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        RICHMOND COUNTY FINANCIAL CORP.
                             1214 CASTLETON AVENUE
                         STATEN ISLAND, NEW YORK 10310
                                 (718) 448-2800


                                                                 October 3, 2000


Fellow Shareholders:

     You are cordially invited to attend the 2000 annual meeting of shareholders of Richmond County Financial Corp., the holding company for Richmond County Savings Bank, Staten Island, New York, which will be held on November 3, 2000 at 10:00 a.m., local time, at The Staaten, 697 Forest Avenue, Staten Island, New York 10310.

     The attached notice of the annual meeting and the proxy statement describe the business to be transacted at the annual meeting. Directors and officers of Richmond County as well as a representative of Ernst & Young LLP, the Company's independent auditors, will be present at the annual meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of Richmond County has determined that the matters to be considered at the annual meeting are in the best interests of Richmond County and its shareholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1, and that you vote "FOR" Proposal 2, the ratification of independent auditors.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated as a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

     On behalf of the Board of Directors and all of the employees, I thank you for your continued interest and support.

                              Sincerely yours,

                              /s/ Michael F. Manzulli

                              Michael F. Manzulli
                              Chairman of the Board
                                and Chief Executive Officer

                        RICHMOND COUNTY FINANCIAL CORP.
                             1214 CASTLETON AVENUE
                         STATEN ISLAND, NEW YORK 10310
                       __________________________________

                    Notice of Annual Meeting of Shareholders
                         To Be Held on November 3, 2000
                       __________________________________


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Richmond County Financial Corp., the holding company for Richmond County Savings Bank, will be held on November 3, 2000 at 10:00 a.m., local time, at The Staaten, 697 Forest Avenue, Staten Island, New York 10310.

     The purpose of the annual meeting is to consider and vote upon the following matters:

     1.  the election of three directors to a three-year term of office;
     2. the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2001; and
     3. such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established September 13, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of Richmond County as of the close of business on such record date will be entitled to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by Richmond County. A list of shareholders entitled to vote at the annual meeting will be available at Richmond County Financial Corp., 1214 Castleton Avenue, Staten Island, New York 10310, for a period of 10 days prior to the annual meeting and will also be available at the annual meeting itself.

                              By Order of the Board of Directors

                              /s/ Diane L. DeLillo

                              Diane L. DeLillo, Esq.
                              Corporate Secretary


Staten Island, New York
October 3, 2000

                        RICHMOND COUNTY FINANCIAL CORP.
                            _______________________

                                Proxy Statement
                        Annual Meeting of Shareholders
                               November 3, 2000
                            _______________________


     This proxy statement is being furnished to shareholders of Richmond County Financial Corp. in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders, to be held on November 3, 2000 at 10:00 a.m., local time, at The Staaten, 697 Forest Avenue, Staten Island, New York 10310, and at any adjournments thereof. The 2000 Annual Report to Shareholders, including the consolidated financial statements of the Company for the fiscal year ended June 30, 2000, accompanies this proxy statement which is first being mailed to record holders on or about October 3, 2000.

                          Voting And Proxy Procedure

Who Can Vote at the Meeting

     You are entitled to vote your Richmond County common stock if the records of the Company show that you held your shares as of the close of business on September 13, 2000. As of the close of business on that date, a total of 27,107,472 shares of Richmond County common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, record holders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of Richmond County common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Richmond County common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

     The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of

Ernst & Young LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting.

Voting by Proxy

     This proxy statement is being sent to you by the Board of Directors of Richmond County for the purpose of requesting that you allow your shares of Richmond County common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Richmond County common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. Instead of voting by proxy, shareholders of record can vote their shares over the Internet, or by calling a specially designated telephone number. These new Internet and telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Board of Directors recommends a vote FOR each of the nominees for director and FOR ratification of Ernst & Young LLP as independent auditors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Richmond County common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your Richmond County common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     The cost of solicitation of proxies on behalf of management will be borne by Richmond County. In addition to the solicitation of proxies by mail, Georgeson Shareholder Services, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting and will be paid a fee of $7,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Richmond County Savings Bank, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such persons for their reasonable expenses in doing so.

Participants in Richmond County's and Richmond County Savings' Benefit Plans

     If you are a participant in the Richmond County Savings Bank Employee Stock Ownership Plan, or the Richmond County 401(k) Plan, or if you have grants of restricted stock under the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan (the "Richmond County Incentive Plan") or the Richmond County Financial Corp. Stock Compensation Plan (formerly referred to as the "Bayonne Bancshares, Inc. 1998 Stock-Based Incentive Plan"), you will receive separate proxy cards for the shares of common stock you own through each of these plans. Each such proxy card you receive will serve as a voting instruction card for the trustees or administrators of these plans in which you have shares of common stock credited to your account. If you own shares through any of these plans and do not vote, the respective plan trustees will vote the shares in accordance with the terms of the respective plans.

     Proxies solicited hereby are to be returned to the Company's transfer agent, Registrar and Transfer Company. The Board of Directors has designated Registrar and Transfer to act as the inspector of election and tabulate the votes at the annual meeting. Registrar and Transfer is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the annual meeting, the proxies will be returned to the Company.

                                Stock Ownership

     The following table provides information as of September 13, 2000 with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

                                                                Percent of
                                                 Number of     Common Stock
               Name and Address                 Shares Owned    Outstanding
-------------------------------------------     ------------   ------------
Richmond County Savings Bank Employee Stock    2,111,599/(1)/       7.79%
Ownership Plan
1214 Castleton Avenue
Staten Island, New York  10310

Richmond County Savings Foundation             1,866,300/(2)/       6.88%
1214 Castleton Avenue
Staten Island, New York  10310

Thomson, Horstmann & Bryant, Inc.              1,706,100/(3)/       6.29%
Park 80 West, Plaza One
Saddle Brook, New Jersey  07663

____________________________
(1) The ESOP Committee administers the ESOP. Retirement Savings Group, Inc. has been appointed as the corporate trustee for the ESOP. Under the terms of the ESOP, the ESOP trustee votes unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustee has received voting instructions from participants.
    As of December 31, 1999, 211,388 shares have been allocated to participants' accounts.
(2) The Richmond County Savings Foundation was established and funded by Richmond County in connection with Richmond County Savings' conversion with an amount of Richmond County's common stock equal to 8.0% of the total amount of common stock sold in the conversion. The Richmond County Savings Foundation is a Delaware non-stock corporation and is dedicated to the promotion of charitable purposes within the communities in which Richmond County Savings operates. The Richmond County Savings Foundation is governed by a Board of Directors with 13 members, including all of the directors of Richmond County and Richmond County Savings. Pursuant to the terms of the contribution of common stock, as mandated by the Office of Thrift Supervision ("OTS"), all shares of common stock held by the Richmond County Savings Foundation must be voted in the same ratio as all other voted shares of Richmond County's common stock on all proposals considered by shareholders of Richmond County.
(3) Based on information disclosed on Schedule 13G/A, filed with the SEC on January 12, 2000. Thomson, Horstmann & Bryant, Inc. is an investment adviser under Section 203 of the Investment Advisers Act of 1940.

     The following table provides information about the shares of Richmond County common stock that may be considered to be owned by each director, nominee or named executive officer of the Company and by all directors and executive officers of the Company as a group as of September 13, 2000. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                                            Number of
                                                                           Shares That
                                                   Number                      May
                                                  of Shares               Be Acquired
                                                   Owned                   Within 60 Days        Percent of
                                                 (excluding              by Exercising          Common Stock
Name                                              options)                   Options          outstanding/(10)/
-------                                        --------------            ----------------     -----------------
   Directors
Anthony E. Burke...........................    164,288/(1)(2)(3)/               158,541             1.18%
Godfrey H. Carstens, Jr....................     52,391/(1)/                      52,847             0.39
Robert S. Farrell..........................     64,945/(1)(4)/                   52,847             0.43
William C. Frederick, M.D..................     51,846/(1)/                      52,847             0.39
James L. Kelley............................     89,794/(1)(5)(7)/                52,847             0.53
Michael F. Manzulli........................    301,409/(1)(2)(3)(6)(7)/         264,236             2.07
Patrick F.X. Nilan.........................    297,857/(1)(2)(8)/                23,246             1.16
T. Ronald Quinlan, Jr......................     51,846/(1)/                      52,847             0.39
Maurice K. Shaw............................     56,326/(1)/                      52,847             0.40
   Named Executive Officers Who Are Not
   Also Directors
Thomas R. Cangemi..........................    130,160/(2)(3)(9)(1)/            105,695             0.87
All directors and executive
 officers as a group (23 persons)..........  1,648,287/(7)/                   1,009,681             9.45%

____________________________
(1) Includes unvested shares of restricted stock awarded under the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan as follows: Mr. Burke, 126,832 shares; Mr. Carstens, 40,000 shares; Mr. Farrell, 40,000 shares; Mr. Frederick, 40,000 shares; Mr. Cangemi, 84,555 shares;
     Mr. Kelley, 40,000 shares; Mr. Manzulli, 211,388 shares; Mr. Nilan, 6,135 shares; Mr. Quinlan, 40,000 shares; Mr. Shaw, 40,000 shares; and all officers and directors as a group, 737,575 shares.
(2) Includes shares allocated to the account of the individuals under the ESOP as of June 30, 2000 as to which each individual has voting but not investment power as follows: Mr. Burke, 4,203 shares; Mr. Manzulli, 4,203 shares; Mr. Cangemi, 4,067 shares; Mr. Nilan, 20,742 shares; and all officers and directors as a group, 80,666 shares.
(3) Includes shares held in the trust of the Richmond County Savings 401(k) Plan as to which each individual shared voting and investment power as follows: Mr. Burke, 2,145 shares; Mr. Manzulli, 12,974 shares; Mr. Cangemi, 1,759 shares and all officers and directors as a group, 43,217 shares.
(4) Includes 14,400 shares held by Mr. Farrell's wife and 1,045 shares held in Mr. Farrell's wife's IRA.
(5) Includes 104 shares held by Mr. Kelley's daughter and 1,613 shares held by Mr. Kelley's wife.
(6)  Includes 10,000 shares held by Mr. Manzulli's wife.
(7) Includes 31,150 shares held in the Lahr, Dillon, Manzulli, Kelley & Penett Pension Trust over which Messrs. Kelley and Manzulli share voting and investment power. Messrs. Kelley and Manzulli disclaim beneficial ownership of the reported securities except to the extent of each such person's pecuniary interest therein.
(8)  Includes 106,786 shares held by Mr. Nilan's wife.
(9)  Includes 675 shares held by Mr. Cangemi's wife.
(10) Percentages with respect to each person or group of persons have been calculated on the basis of 27,107,472 shares of Richmond County's common stock, the number of shares of the Company's common stock outstanding and entitled to vote as of September 13, 2000, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after the record date by the exercise of stock options.

                Proposals To Be Voted On At The Annual Meeting

                       Proposal 1. Election of Directors

     The Company's Board of Directors consists of nine directors. Currently, seven of them are independent directors and two are members of management. The Board is divided into three classes, with one-third of the directors elected each year. Each of the nine members of the Board also presently serves as a director of Richmond County Savings. Directors are elected for terms of three years each, or until their successors are elected and qualified. The three nominees proposed for election at the annual meeting are Michael F. Manzulli, Godfrey H. Carstens, Jr., and Robert S. Farrell.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

     The Board of Directors recommends a vote "FOR" the election of all nominees named in this proxy statement.

Information with Respect to Nominees, Continuing Directors and Certain Executive Officers

     Patrick F.X. Nilan is a former director of Bayonne Bancshares, Inc. who was elected to the Board by the Board in March 1999 in accordance with the terms of the Company's agreement to acquire Bayonne. Mr. Nilan was subsequently elected by shareholders to the class of the Board whose term expires in 2002. The Company's merger agreement with Bayonne Bancshares originally contemplated that Mr. Nilan would serve on the Board through the Company's year 2000 annual meeting of shareholders. However, the Board has determined that it would be beneficial to the Company to retain Mr. Nilan's services as a director. Accordingly, Mr. Nilan has agreed to remain on the Board.

     Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2001 and 2002, is provided below. Unless otherwise stated, each nominee has held his current occupation for the last five years. The age indicated in each nominee's biography is as of June 30, 2000. The indicated period for service as a director includes service as a director of Richmond County Savings.

                       Nominees for Election of Director

     Michael F. Manzulli is Chairman of the Board and Chief Executive Officer of Richmond County and Richmond County Savings. Mr. Manzulli is also a member of the board of directors of Peter B. Cannell & Co., Inc., an investment management firm located in New York City, a member of the board of directors of the Richmond County Savings Foundation, and is partner at the law firm of Lahr, Dillon, Manzulli, Kelley & Pennet, P.C. Age 59. Director since 1990.

     Godfrey H. Carstens, Jr. is owner and President of Carstens Electrical Supply Co. and is also a member of the board of the directors of the Richmond County Savings Foundation. Age 72. Director since 1973.

     Robert S. Farrell is President of H.S. Farrell, Inc., a building supply company and is also a member of the board of the directors of the Richmond County Savings Foundation. Age 74. Director since 1973.

                        Directors Continuing in Office

     The following directors have terms ending in 2001:

     James L. Kelley is a partner of the law firm Lahr, Dillon, Manzulli, Kelley & Pennet, P.C. and is also a member of the board of the directors of the Richmond County Savings Foundation. Age 58. Director since 1997.

     T. Ronald Quinlan, Jr. is the retired President of Quinlan Fuel Service and is also a member of the board of the directors of the Richmond County Savings Foundation. Age 73. Director since 1978.

     Anthony E. Burke is President and Chief Operating Officer of Richmond County and Richmond County Savings. Mr. Burke is also a member of the board of directors of Peter B. Cannell & Co. Inc., an investment management firm located in New York City, and a member of the board of the directors of the Richmond County Savings Foundation. Mr. Burke was formerly a partner with the financial services industry group of Ernst & Young LLP. Age 53. Director since 1997.

     The following directors have terms ending in 2002:

     William C. Frederick, M.D. is a retired surgeon in Staten Island, New York and is also a member of the board of the directors of the Richmond County Savings Foundation. Age 72. Director since 1980.

     Maurice K. Shaw is a retired Senior Vice President Keyspan Energy Corporation. Mr. Shaw is also a member of the board of directors of the South Jersey Savings Charitable Foundation and a member of the board of the directors of the Richmond County Savings Foundation. Age 61. Director since 1979.

     Patrick F.X. Nilan served as Chairman of the Board of Bayonne Bancshares, Inc. and First Savings Bank of New Jersey, SLA from 1997 until Bayonne was acquired by Richmond County in March 1999. Prior to that time, Mr. Nilan had served as President and Chief Executive Officer of First Savings Bank of New Jersey, SLA from 1994 until his retirement in 1997. Mr. Nilan is also a member of the board of the directors of the Richmond County Savings Foundation. Age
70.  Director since 1999.

              Named Executive Officers Who Are Not Also Directors

     Thomas R. Cangemi is Executive Vice President, Chief Financial Officer and Treasurer of Richmond County and Richmond County Savings. Mr. Cangemi is also a member of the board of directors of Peter B. Cannell & Co., Inc., an investment management firm located in New York City. Mr. Cangemi is also a member of the board of directors of the South Jersey Savings Charitable Foundation. Mr. Cangemi formerly held a variety of executive positions at publicly-traded companies, including financial institutions. Age 32.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of Richmond County and Richmond County Savings conduct business through meetings and the activities of their committees. The Boards of Directors of the Company and the Bank generally meet on a monthly basis and both may have additional meetings as needed. During the fiscal year ended June 30, 2000, the Board of Directors of the Company held 14 meetings. The Board of Trustees of the Bank held 12 meetings during fiscal 2000. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during the fiscal year ended June 30, 2000. The Board of Directors of the Company and Bank maintain committees, the nature and composition of which are described below.

     Audit Committee. The Audit Committee of the Company consists of Messrs. Farrell, Frederick, Nilan, Quinlan and Shaw, all of whom are outside directors. The Audit and Examining Committee of the Bank also consists of Messrs. Farrell, Frederick, Nilan, Quinlan and Shaw. These committees are responsible for the review of audit reports and management's actions regarding the implementation of audit findings and to review compliance with all relevant laws and regulations. The committees met four times in fiscal 2000.

     Nominating Committee. Richmond County's Nominating Committee for the 2000 annual meeting consists of all of the directors of the Company. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Corporate Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Additional Information-- Notice of Business to be Conducted at a Special or Annual Meeting." The Nominating Committee met two times in fiscal 2000.

     Compensation Committee. The Compensation Committee of the Company consists of Messrs. Carstens, Farrell, Frederick and Shaw. This committee is responsible for all matters regarding compensation and fringe benefits for officers and employees of the Company and the Bank and meet on an as needed basis. See "Executive Compensation--Compensation Committee Report on Executive Compensation." The Compensation Committee of the Company met four times in fiscal 2000.

Directors' Compensation

     Directors' Fees. For fiscal 2000, outside directors of the Company received an annual retainer of $25,000. No additional fees are paid for Board or committee meetings attended. Outside directors of the Bank are currently paid $1,400 per Board meeting attended and $850 per committee meeting attended.

     Stock Compensation Plan. On February 17, 2000, each outside director was awarded non-statutory options to purchase 12,000 shares of common stock at an exercise price of $18.06, (the "directors' awards") under the Richmond County Financial Corp. Stock Compensation Plan. The directors' awards begin vesting in five equal annual installments on February 17, 2001. In the event an outside director ceases service due to death or disability, all awards granted to the director under the plan will immediately vest or become exercisable and remain exercisable for a period of three years. Additionally, Keneth DeForest, a director emeritus, was awarded options to purchase 5,936 shares of common stock at an exercise price of $18.06 under the Stock Compensation Plan. The committee responsible for administering the Stock Compensation

Plan may also accelerate the vesting of a director's awards in the event of retirement. Also, all directors' awards automatically become fully vested in the event of a change in control of the Bank or the Company.

Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that Richmond County specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, Richmond County is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and certain other executive officers of the Company for the fiscal year ended June 30, 2000. The following discussion addresses compensation information relating to the Chief Executive Officer and executive officers of the Company and the Bank for fiscal 2000 and sets forth the joint report of the Compensation Committees of the Company and the Bank (collectively the "Compensation Committee"). The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     General Policy. The Compensation Committee has the responsibility to recommend to the Board of Directors the amount and composition of compensation paid to the executive officers. The Board of Directors has the responsibility to review the report of the Compensation Committee and act on its recommendations. It is the policy of the Compensation Committee to review executive compensation not less than annually and more often if it deems appropriate.

     For fiscal 2000, the Compensation Committee operated under a policy to structure executive compensation in a manner intended to limit the likelihood that current compensation would exceed the limits for deductibility prescribed by Section 162(m) of the Internal Revenue Code, as amended (the "Code"). This policy will continue to be operative for fiscal 2001. However, the Compensation Committee retains discretion to make future exceptions to this policy, and in determining whether to do so, the Compensation Committee may consider a number of factors, including Richmond County's and Richmond County Savings' tax position, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

     The Compensation Committee's goal is to utilize whatever means it considers necessary to obtain adequate and up-to-date information upon which to base its recommendations to the Board of Directors. The process which the committee utilized for fiscal 2000 stemmed from its use of the results of various compensation surveys previously prepared by independent consultants which were used to form the basis of the committee's prior compensation decisions. As discussed further below, this survey information was updated to reflect levels of executive compensation as reported in industry salary reviews and the publically filed reports of the Company's peers.

     Additionally, consistent with past practice, assessing the performance of the Chief Executive Officer and other executive officers of Richmond County and Richmond County Savings is an integral part of the committee's compensation determinations. The Chief Executive Officer evaluates the performance of all other executive officers and reports to the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer. The Compensation Committee then reports to the Board of Directors regarding the performance of the Chief Executive Officer and other executive officers. The committee also recommends to the Board the compensation of each of the executive officers, including the Chief Executive Officer. Upon review of the Compensation Committee's recommendations, the Board of Directors sets all executive compensation. The Chief Executive Officer, a member of the Board of Directors, abstains from voting on matters related to his compensation.

     In fiscal 2000, the Compensation Committee made particular note of the executive officers' performance with regard to the Company's acquisition of South Jersey Financial Corporation, Inc. in furtherance of the Company's continued effort to expand its presence in New Jersey. This acquisition, which was completed on July 31, 2000, immediately enhanced shareholder value through cost savings and earnings accretion. Also taken into consideration was the executive officers' performance in connection with the Company's acquisition of a minority investment in Peter B. Cannell & Co., Inc., an investment management firm. This acquisition has enhanced the Company's ability to increase its non-interest income stream.

     Further, in preparing its analysis with respect to comparative compensation data, the Compensation Committee considers characteristics of peer institutions such as asset size, off-balance sheet assets, earnings, type of business operations, corporate structure and geographic location. With respect to analyzing comparative data for individual executive officers at peer institutions, the Compensation Committee considers the scope and similarity of officer positions, experience and the complexity of individual officer responsibilities.

     Compensation Committee Considerations for Fiscal 2000. Compensation for executive officers is generally composed of salary, bonus, participation in various employee benefit plans, such as the employee stock ownership plan and the 401(k) plan sponsored by Richmond County Savings. Executive officers may also participate in the non-qualified deferred compensation plan sponsored by Richmond County upon designation by the Board of Directors. The benefits provided under the employee benefit plans are determined based on the executive's compensation and/or years of service with Richmond County Savings.

     In the past, Richmond County Savings participated in a number of compensation surveys with peer institutions. However, as discussed above, in an effort to ensure its competitiveness in the marketplace and in consideration of Richmond County Savings' conversion to a stock institution and the formation of Richmond County as a public company, the Board of Directors engaged the services of two outside consultants, Hay Group and William M. Mercer, Incorporated for various projects related to executive compensation for fiscal 1998. The Compensation Committee utilized the findings and reports of both Hay and Mercer in determining executive compensation for fiscal 1998. These compensation levels served as the foundation for the compensation levels established for fiscal 1999, and in turn, fiscal 2000.

     Hay's report included an assessment of internal equity among certain officer positions and compared the compensation components related to these positions with the compensation practices of peer institutions selected by Hay. The report set forth the methodology utilized for the selection of the peer group, a recommended philosophy of compensation and recommended compensation ranges and adjustments for executive officer positions.

     Mercer's report also included an analysis of the compensation of certain executive officers in relation to the compensation practices of peer institutions selected by Mercer. Mercer's report, which was prepared in connection with Richmond County Savings' conversion, also included an opinion as to the reasonable range of compensation for each position reviewed, including the position of Chief Executive Officer.

     In 1998, after considering information in both reports, including recommendations made by Hay, together with the performance of Richmond County Savings and the executive officers, the Compensation Committee recommended to the Board of Directors compensation levels for executive officers, including salary and bonus, within the range found reasonable by Mercer. The Board of Directors approved the recommendation of the Compensation Committee.

     The fiscal 1998 compensation levels continued until the beginning of Richmond County's third fiscal quarter in 1999. In February 1999, the committee solicited and received a compilation of its peers' executive compensation from the "SNL Executive Compensation Review 1998 for Thrift Institutions" and from reports these institutions filed with the SEC. Such compensation levels remained in effect until February 2000 when the committee again solicited and received an updated compilation of its peers' executive compensation from the "SNL Executive Compensation Review 1999 for Thrift Institutions" and from reports these institutions filed with the SEC. Based on this peer analysis, in conjunction with the other factors described in this section, the executive officers' salaries were modified so that they better reflected the salaries commanded in the Company's market.

     Compensation of the Chief Executive Officer. After taking into consideration the factors discussed above, including compensation surveys and the overall qualitative performance of the Chief Executive Officer in managing Richmond County during fiscal 2000 (including his efforts related to Richmond County's acquisition of South Jersey Financial Corporation, Inc. and the Company's acquisition of a minority interest in Peter B. Cannell & Co., Inc. the Compensation Committee also recommended to the Board of Directors a level of salary and bonus for the Chief Executive Officer within the range found reasonable by Mercer in 1998, as modified to reflect the levels of executive compensation of Richmond County's peers as reported in the SNL Review for 1999 and as reported in those companies' SEC filings. The compensation of the Chief Executive Officer for fiscal 2000 was not determined using any specific formula nor did his compensation relate to specific performance criteria. The Board approved the recommendations made by the Compensation Committee regarding the Chief Executive Officer's compensation.


             The Compensation Committee of the Board of Directors
                              of Richmond County

          Godfrey H. Carstens, Jr.                 Robert S. Farrell

          William C. Frederick, M.D.               Maurice K. Shaw

     Stock Performance Graph. The following graph shows a comparison of total shareholder return on Richmond County's common stock, based on the market price of the common stock with the cumulative total return of companies on the Nasdaq National Market and the MG Index for Savings and Loans for the period beginning on February 18, 1998, the day the Company's common stock began trading, through June 30, 2000. The graph was derived from a limited period of time and, as a result, may not be indicative of possible future performance of Richmond County's common stock. The data was supplied by Media General Financial Services.

                           Comparative Total Returns
          Richmond County Financial Corp., The Nasdaq Market Index and
                       The MG Index for Savings and Loans


                             [GRAPH APPEARS HERE]

                                    SUMMARY

                                       02/18/98  06/30/98  06/30/99   06/30/00
                                       --------  --------  --------   --------

Richmond County Financial Corp........  $100.00   $114.86   $120.53    $123.19
Nasdaq Market Index...................  $100.00   $105.55   $147.92    $222.57
MG Index for Savings and Loans........  $100.00   $101.70   $ 85.08    $ 70.79

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indices are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to 100 on February 18, 1998, the first day of trading for Richmond County Financial Corp. common stock.

     Summary Compensation Table.   The following table shows compensation paid
or accrued for the Chief Executive Officer and other executive officers of Richmond County and Richmond County Savings employed at the end of the fiscal year by the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal 2000 ("named executive officers").

                                                                                              Long-term
                                                                                            Compensation
                                                                               --------------------------------
                                                     Annual Compensation                      Awards
                                         -------------------------------       --------------------------------
                                                                     Other           Restricted      Securities
                                                                     Annual             Stock        Underlying      All Other
Name and Principal                 Fiscal               Bonus      Compensation        Awards          Options/     Compensation
   Positions                        Year   Salary($)     ($)           ($)(1)          ($)(2)          SARs (#)         ($)(3)
--------------------------------------------------------------------------------------------------------------------------------
Michael F. Manzulli                  2000  $558,628     $250,000   $     --         $        --              --   $    33,713
Chairman of the Board and            1999   456,346       90,000         --           3,765,363         660,589        77,696
Chief Executive Officer of           1998   391,724       40,000         --                  --              --        42,729
Richmond County and
Richmond County Savings

Anthony E. Burke                     2000  $391,041     $192,800   $     --         $        --              --   $    26,377
President and Chief Operating        1999   319,423       75,000         --           2,259,209         396,353        42,779
Officer of Richmond County           1998   200,992(4)        --         --                  --              --            --
and Richmond County Savings

Thomas R. Cangemi                    2000  $207,743     $101,500   $     --         $       --               --   $    26,464
Executive Vice President, Chief      1999   167,308       70,000         --           1,506,140         264,236        35,881
Financial Officer of Richmond        1998   102,115(4)        --         --                  --              --            --
County and Richmond County
Savings

--------------------
(1) For fiscal 2000, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(2) Includes stock awards of 264,236, 158,541 and 105,694 shares granted to Messrs. Manzulli, Burke and Cangemi, respectively, under the Richmond County Incentive Plan. The awards began vesting in five equal annual installments on October 20, 1999, the first anniversary of the effective date of the awards. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon. All awards vest immediately upon termination of employment due to death, disability, or following change in control. The vesting of awards may also be accelerated upon retirement. As of June 30, 2000, the market value of the shares held by Messrs. Manzulli, Burke and Cangemi was $5,053,514, $3,032,097 and
    $2,021,398, respectively.   The dollar amounts set forth in the table
    represent the market value of the shares awarded on the date of grant.
(3) Other compensation includes matching contributions of $4,540, $4,538 and $6,485 to the Bank's 401(k) Plan for Messrs. Manzulli, Burke and Cangemi, respectively, for fiscal 2000. Other compensation also includes $19,391, representing the value, as of December 31, 1999, of shares allocated to the accounts of Messrs. Manzulli, Burke and Cangemi under the ESOP in fiscal 2000. Other compensation also includes an employer contribution of $8,517 credited under the Bank's supplemental executive retirement plan for Mr. Manzulli for fiscal 2000, and an automobile allowance for Messrs. Manzulli, Burke and Cangemi of $1,265, $2,448 and $588, respectively, for fiscal 2000.
(4) Mr. Burke and Mr. Cangemi were both hired in October 1997 at an annual salary of $290,000 and $150,000, respectively.

Compensation Arrangements

     Employment Agreements. Effective February 18, 1998, and as amended on September 21, 1999, Richmond County entered into employment agreements (collectively, the "employment agreement(s)") with Messrs. Manzulli, Burke and Cangemi (individually, the "executive"). The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The continued success of the Company depends to a significant degree on the skills and competence of Messrs. Manzulli, Burke and Cangemi.

     The employment agreements provide for a five-year term. The terms of the employment agreements will be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The employment agreements provide that the executive's base salary will be reviewed annually. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly situated executive personnel.

     The employment agreements provide for termination for cause as defined in the agreements at any time. If the Bank or the Company chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank and the Company upon:

     . failure to re-elect or re-appoint the executive to his current offices, unless consented to by the executive;

     . a material change in the executive's functions, duties or responsibilities, unless consented to by the executive;

     . relocation of the executive's principal place of employment by more than 25 miles from its location as of the date of the employment agreement, unless consented to by the executive;

     . a reduction in the benefits and perquisites being provided to the executive under the employment agreement, unless consented to by the executive;

     .    liquidation or dissolution of the Bank or the Company; or

     . a breach of the employment agreement by the Bank or the Company (collectively referred to as an "event of termination"),

the executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the employment agreement and the contributions that would have been made on the executive's behalf to any employee benefit plan of the Bank or the Company during the remaining term of the employment agreement. The Company would also continue and pay for the executive's life, medical, health, dental and disability coverage for the remaining term of the employment agreement. Upon termination of the executive's employment due to an event of termination, the executive is subject to a covenant not to compete with the Company or the Bank for one year.

     Under the employment agreements, if a change in control of the Bank or the Company occurs (as defined in the employment agreements), upon executive's subsequent termination of employment due to dismissal, voluntary resignation for any reason within 60 days of a change in control or resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in annual compensation or benefits or relocation of principal place of business more than 25 miles from his location prior to a change in control, the executive or, in the event of the executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(1) the payments due for the remaining terms of the employment agreement; or (2) five times the executive's annual compensation for the most recently completed year. The Company would also continue the executive's life, health, and disability coverage for 60 months.

     The employment agreements also provide that the Company will compensate the executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Code, made under the agreements or otherwise, and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by the Company if the executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company will indemnify the executive to the fullest extent allowable under Delaware law.

     The Bank has also entered into employment agreements with Messrs. Manzulli, Burke and Cangemi (the "bank employment agreements"). The bank employment agreements are substantially similar in terms to the agreement each has with Richmond County. Notwithstanding that both agreements may provide for similar payments and benefits, no executive is entitled to receive duplicative payments and benefits.

     Fiscal Year-End Option/SAR Value. The following table provides certain information with respect to the number of shares of common stock represented by outstanding options held by the named executive officers as of June 30, 2000. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the common stock.

                                                                Value of
                                    Number                    Unexercised
                                of Securities                in-the-money
                            Underlying Unexercised           Options/SARs
                                Options/SARs                at Fiscal Year-
          Name              at Fiscal Year-End(#)(1)         End($)(2)(3)
    -------------------    --------------------------  --------------------------
                           Exercisable  Unexercisable  Exercisable  Unexercisable
                           -----------  -------------  -----------  -------------
    Michael F. Manzulli    132,118      496,971        $644,736     $2,425,219
    Anthony E. Burke        79,271      317,082        $386,843     $1,547,361
    Thomas R. Cangemi       52,847      211,389        $257,894     $1,031,579

____________________________________
(1) The options in this table have an exercise price of $14.25.
(2) The closing price of Richmond County's common stock on June 30, 2000 was $19.13.
(3) Based on the market value of the underlying common stock at fiscal year-end, minus the exercise price.

   Retirement Plan. Richmond County Savings sponsors the Retirement Plan of Richmond County Savings Bank in RSI Retirement Trust to provide retirement benefits for eligible employees. However, the accrual of benefits under the retirement plan have been frozen as of March 31, 1999. The table below reflects the pension benefit payable, and any payment due under the Supplemental Executive Retirement Plan, discussed below, to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the retirement plan are not reduced for any social security benefit payable to participants. As of June 30, 2000, Messrs. Manzulli, Burke and Cangemi had credited years of service of 7, 2 and 2 years, respectively.


                       Years of Benefit Service
Final Average    ------------------------------------
Compensation          15       20       25       30
-------------    --------- --------  -------  -------
     $ 75,000      $20,234  $26,979  $33,724  $40,469
     $100,000       27,359   36,479   45,599   54,719
     $125,000       34,484   45,979   57,474   68,969
     $150,000       41,609   55,479   69,349   83,219
     $160,000       44,459   59,279   74,099   88,919
     $175,000       44,459   59,279   74,099   88,919
     $200,000       44,459   59,279   74,099   88,919
     $250,000       44,459   59,279   74,099   88,919
     $300,000       44,459   59,279   74,099   88,919
     $350,000       44,459   59,279   74,099   88,919

_________________________
(1) The compensation utilized for formula purposes includes the salary reported in the "Summary Compensation Table."
(2) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code, is $160,000 for plan years beginning on or after January 1, 1998.


Supplemental Executive Retirement Plan

   The Company sponsors the Richmond County Financial Corp. Supplemental Executive Retirement Plan (the "SERP"), a non-qualified deferred compensation plan that benefits certain individuals designated by the Board of Directors from time to time. The SERP combines the form of the two non-qualified deferred compensation plans previously maintained by Richmond County Savings and provides eligible individuals with benefits that Richmond County and Richmond County Savings would have provided to the individual under the tax-qualified Retirement Plan, ESOP, and 401(k) Plan sponsored by Richmond County and Richmond County Savings, but that it cannot provide under such plans as a result of certain limitations imposed by the Code. Currently, Messrs. Manzulli and Burke participate in the SERP. However, Mr. Burke does not participate in the SERP with respect to benefits provided in connection with the Retirement Plan.

   In addition to providing for benefits lost under the Retirement Plan, ESOP, and 401(k) Plan as a result of these limitations, the SERP also provides benefits to designated individuals who retire, who terminate employment in connection with a change in control, or whose participation in the ESOP ends due to termination of the ESOP in connection with a change in control before the complete scheduled repayment of the ESOP loan. Generally, upon such an event, the SERP provides the individual with a benefit equal to what the individual would have received under the ESOP had he remained employed throughout the scheduled term of the ESOP loan less the benefits actually provided on his behalf under the ESOP.

   In addition, as a result of the freezing of the Retirement Plan, the SERP provides a benefit equal to the actuarial equivalent of the benefit the participant would have accrued under the Retirement Plan from the date the plan was frozen through his normal retirement date had the plan not been frozen. However, this "Pension

Restoration Benefit" has been determined as a fixed amount and will accrue earnings in accordance with the "investment" alternatives available under the plan.

   SERP benefits, other than the Pension Restoration Benefit, generally become payable at the same time and in the same form as the benefits under the corresponding tax-qualified plan. The Pension Restoration Benefit becomes payable at the same time as the SERP benefit related to the 401(k) Plan and will be paid in a lump sum or installments, as elected by the participant.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires Richmond County's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that, with the exception of Thomas Lupo, a Senior Vice President of Richmond County Savings who filed a Form 4 one day late due to a clerical oversight, each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in Richmond County's common stock during the fiscal year ended June 30, 2000.

Transactions With Certain Related Persons

     Richmond County Savings' policies do not permit it to make loans to any of its or Richmond County's directors, with the exception of first mortgages on primary residences. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.
In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Richmond County's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

     Richmond County Savings currently makes loans to its executive officers on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by Richmond County to its executive officers be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features.

     Richmond County intends that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

        Proposal 2. Ratification of Appointment of Independent Auditors

     Richmond County's independent auditors for the fiscal year ended June 30, 2000, were Ernst & Young LLP. The Company's Board of Directors has reappointed Ernst & Young LLP to continue as independent auditors for the Bank and the Company for the fiscal year ending June 30, 2001, subject to ratification of such appointment by the shareholders.

     Representatives of Ernst & Young LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the annual meeting.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of Ernst & Young LLP as the independent auditors of Richmond County.

     The Board of Directors recommends that you vote "FOR" ratification of the appointment of Ernst & Young LLP as the independent auditors of Richmond County.


                             ADDITIONAL INFORMATION

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 annual meeting of shareholders, presently anticipated to be held on November 2, 2001, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the notice of annual meeting of shareholders not later than June 5, 2001. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations under the Exchange Act.


Notice of Business to be Conducted at a Special or Annual Meeting

     Richmond County's Bylaws set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The Bylaws provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than 90 days before the date originally fixed for such meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the annual meeting other than as stated in the notice of annual meeting of shareholders. If, however, other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the annual meeting, you are urged to return your proxy card promptly. If you are then present at the annual meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the annual meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the annual meeting.

     A copy of the Form 10-K (without exhibits) for the fiscal year ended June 30, 2000, as filed with the SEC, will be furnished without charge to shareholders of record upon written request to Diane L. DeLillo, Richmond County Financial Corp., 1214 Castleton Avenue, Staten Island, New York 10310.

                                    By Order of the Board of Directors

                                    /s/ Diane L. DeLillo
                                    Diane L. DeLillo, Esq.
                                    Corporate Secretary


Staten Island, New York
October 3, 2000



       You are cordially invited to attend the annual meeting in person.
             Whether or not you plan to attend the annual meeting,
              you are requested to sign, date and promptly return
                  the accompanying proxy card in the enclosed
                     postage-paid envelope or vote via the
                           Internet or by telephone.

                                 [FRONT SIDE]
                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      OF RICHMOND COUNTY FINANCIAL CORP.

                        RICHMOND COUNTY FINANCIAL CORP.

                        ANNUAL MEETING OF SHAREHOLDERS
                               November 3, 2000
                             10:00 a.m. local time

     The undersigned hereby appoints the Board of Directors of Richmond County Financial Corp. (the "Company") to act as proxy for the undersigned, and to vote all shares of Common Stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on November 3, 2000, at 10:00 am. local time, at The Staaten, 697 Forest Avenue, Staten Island, New York 10310, and at any and all adjournments thereof, as indicated on the reverse side of this proxy.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

           PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
               IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA
                         THE INTERNET OR BY TELEPHONE.

                        ______________________________

                                  [BACK SIDE]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS PRESENTED.

1. The election as directors of all nominees listed (except as marked to the contrary below):

               Michael F. Manzulli, Godfrey H. Carstens, Jr. and Robert S.
               Farrell

                              WITHHOLD FOR    FOR ALL NOMINEES
                    FOR       ALL NOMINEES         EXCEPT
                    ---       ------------         ------

                    [_]           [_]              [_]

Instruction: to withhold authority to vote for any individual nominee, mark "For All Nominees Except" and write that nominee's name in the space provided below.


________________________________________________________________________________

2. The ratification of the appointment of Ernst & Young LLP as independent auditors of Richmond County Financial Corp. for the fiscal year ending June 30, 2001.

               FOR              AGAINST             ABSTAIN
               ---              -------             -------

               [_]                [_]                 [_]


     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated October 3, 2000 and of the Annual Report to Shareholders.



_____________________________________        Date:
SIGNATURE OF SHAREHOLDER



_____________________________________
SIGNATURE OF SHAREHOLDER                     Date:


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder may sign, but only one signature is required.

                     _____________________________________

--------------------------------------------------------------------------------
      * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
                           INSTRUCTIONS BELOW * * *
--------------------------------------------------------------------------------

       .  FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY BY MAIL .


                      ----------------------------------
                          VOTE BY TELEPHONE/INTERNET
                       QUICK * * * EASY * * * IMMEDIATE
                      ----------------------------------


Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 Please have this card handy when you call.  You'll need it in front of you in order to complete the voting process.

 VOTE BY PHONE:  You will be asked to enter the Control Number (look below at right).

OPTION A To vote as the Board of Directors recommends on ALL proposals, press 1.
         Your vote will be confirmed.
OPTION B If you choose to vote on each proposal separately, press 0. You will hear these instructions:
         Item 1: To VOTE FOR ALL NOMINEES, press 1; to withhold for all nominees, press 9.
                  To VOTE FOR ALL NOMINEES EXCEPT for certain of the nominees, press 0 and listen to the instructions.

         Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, you must confirm your vote by pressing 1.

   Vote by Internet:  The web address is www.proxyvoting.com/richmondcounty
     You will be asked to enter the Control Number (look below at right).

      If you vote by telephone or Internet, DO NOT mail back your proxy.
                                            ------

                             THANK YOU FOR VOTING

 Call * * * Toll Free * * * On a Touch Tone Telephone        FOR TELEPHONE/
                   1-877-210-0269 - ANYTIME                 INTERNET VOTING:
             There is no charge to you for this call         CONTROL NUMBER
                                                               ___________